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                                                                  EXHIBIT 10.13


                         Culp Communications Associates
                                  5 Hedge Lane
                              Austin, texas 78746
                                 (512) 327-4338


                              Business Consultant
                                      and
                              Management Agreement

Agreement made this the 03 day of January, 1995, between IXC Communications, Inc., hereinafter referred to as the Corporation, and Culp Communications Associates, hereinafter referred to as CCA.

In consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Term: This Agreement will be for an initial period of One Year commencing on 03 January 1995 and will be extended for an additional periods unless terminated by either party in writing.

2. Duties: The duties of CCA will include the rendering of consultation and management services. CCA will make itself available to consult with the Board of Directors, the officers, and department heads of the Corporation ("Corporate Management"), at reasonable times to be agreed upon between the parties.

3. Hours: CCA shall make itself available to the Corporate Management an average of ten days per month for the performance of its duties under this Agreement.

4. Conflicts: CCA will be free to represent or perform services for any other clients, provided that it does not interfere or conflict with its duties under this Agreement. CCA shall inform Corporation of its current client list and shall inform Corporation of any potential conflicts which may develop during the term of this Agreement.

5. Compensation: For services rendered hereunder CCA will receive a reasonable daily sum that shall be at least $800.00 per day. A detailed statement of services rendered, specifying the number of days, will be submitted to Corporation by CCA.

In addition to the compensation specified herein, Corporation shall also reimburse CCA for all out of pocket expenses incurred by CCA arising out of its performance under the terms of this Agreement, including all travel expenses. Allowable travel expenses shall include reimbursement for all travel expenses normally reimbursable to the senior executives of Corporation. All costs to CCA for said out of pocket expenses and travel expenses shall be chargeable to the Corporation, and the Corporation shall reimburse and pay over to CCA said costs upon receipt of written invoices itemizing such costs.




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Furthermore, stock options to acquire twenty-five thousand (25,000) shares of common stock in the Corporation will be issued to Joe C. Culp under the IXC Communications Stock Plan. Such options will be fully vested on the date of the grant.

6. Office Space: Corporation will make available to CCA, for the term of this Agreement, suitable office space. Corporation will also provide for reasonable secretarial support and phone service during the term of this Agreement.

7. Assignment: Because of the personal nature of the services to be rendered, this Agreement may not be assigned by CCA without Corporation's prior written consent, which may be withheld for any reason or no reason at all. However, this Agreement will inure to the benefit of and be binding on Corporation's successors and assigns.

8. Early Termination: It is agreed that CCA may terminate this Agreement upon 14 days written notice to Corporation in the event that Joe Culp accepts full time employment during the term of this Agreement or any extension thereof.

9. Assistants: If it is reasonably necessary for CCA to have the aid of assistants or the services of other persons, companies or firms in order to properly perform the duties and obligations required of CCA to complete the Project, CCA may from time to time, with the prior approval of the Corporation, employ engage or retain the same. All costs to CCA for said services shall be chargeable to the Corporation, assuming that the Corporation has given prior approval, and the Corporation shall reimburse and pay over to CCA said costs upon receipt of written invoices itemizing such costs.

10. Limited Liability: With regards to the services to be performed by CCA pursuant to the terms of this Agreement, neither CCA nor any employee or agent of CCA, shall be liable to the Corporation, or to anyone who may claim any right due to this relationship with the Corporation for any act or omissions in the performance of said services on the part of the CCA or on the part of the agents or employees of CCA, except when said acts or omissions of CCA are due to willful misconduct or culpable negligence. The Corporation shall hold CCA free and harmless from any obligations, costs, claims, judgments, attorneys fees and attachments arising from or growing out of the services rendered to the Corporation pursuant to the terms of this Agreement or in any way connected with the rendering of said services, except when the same shall arise due to the willful misconduct or culpable negligence of CCA, and CCA is adjudged to be guilty of willful misconduct or culpable negligence by a court of competent jurisdiction.

11. Remedies: If any action at law or equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

12. Texas Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas. In case any one or more of the provisions contained in this





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Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

13.  Other Provisions:
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                                  None
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14.  Prior Agreements Superseded.  This Agreement constitutes the sole and only
Agreement of the parties hereto with regard to your consulting duties as outlined herein. This Agreement supersedes any prior understandings or written or oral agreements between the parties with regards to the subject matter of this Agreement.

         Executed this the 03 day of January, 1995.


Culp Communication Associates


By   /s/ JOE C. CULP
     -----------------------------
     Joe C. Culp, President


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By   /s/ JOHN J. WILLINGHAM
     -----------------------------

Title  Senior Vice President
       and Chief Financial Officer
       ----------------------------




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